Exhibit 16.5

Patrick Rodgers, CPA, PA

309 East Citrus Street

Altamonte Springs, FL 32701

February 19, 2014

United States Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Reference: Odyssey Picture Corporation

On February 19, 2014, my appointment as auditor for Odyssey Picture Corporation ceased. I have read Odyssey Picture Corporation’s statements included under Item 4.01 of its Form 8-K dated February 19, 2014 and agree with such statements, insofar as they apply to Patrick Rodgers, CPA, PA.

Sincerely,

/s/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida